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                                                                    EXHIBIT (21)


Following are ONEOK, Inc.'s wholly-owned subsidiaries:


                                                                                                Year of
                                                                    State of                Establishment or
                                                                 Incorporation               Incorporation
ONEOK, Inc.                                                         Oklahoma                May 16, 1997
Kansas Gas Marketing Company                                        Kansas                  December 2, 1997
Kansas Gas Service Company                                          Kansas                  June 30, 1997
ONEOK Sayre Storage Company                                         Delaware                March 9, 1964
ONEOK Technology Company                                            Delaware                August 31, 1992
Oklahoma Natural Energy Service Company                             Oklahoma                February 17, 1998
OkTex Pipeline Company                                              Delaware                September 18, 1990
ONEOK Resources Company                                             Delaware                October 5, 1970
ONEOK Services Company                                              Oklahoma                June 19, 1998
ONEOK Gas Processing, L.L.C.                                        Oklahoma                August 24, 1998
ONEOK Gas Transportation, L.L.C.                                    Oklahoma                August 25, 1998
ONEOK International, Inc.                                           Delaware                February 6, 1997
ONEOK Producer Services, L.L.C.                                     Oklahoma                August 25, 1998
ONEOK Gas Marketing Company                                         Delaware                September 10, 1992
Mid Continent Market Center Gathering, Inc.
(A subsidiary of Mid Continent Market Center, Inc.)                 Kansas                  December 13, 1994
Mid Continent Market Center, Inc.                                   Kansas                  December 13, 1994
ONEOK Power Marketing Company                                       Delaware                September 6, 1996
ONEOK Leasing Company                                               Delaware                March 18, 1983
ONEOK Parking Company                                               Delaware                March 18, 1983
ONEOK Financing Company                                             Kansas                  August 31, 1998
ALPHA Transmission Company                                          Oklahoma                September 16, 1997
Mid Continent Transportation, Inc.                                  Delaware                May 12, 1976
ONEOK Field Service Company                                         Oklahoma                April 7, 1999
ONEOK Field Services Processing, L. L. C.                           Oklahoma                April 23, 1999
ONEOK Field Services Gathering, L. L. C.                            Oklahoma                April 23, 1999
ONEOK Field Services Transmission, L. L. C.                         Oklahoma                April 23, 1999
ONEOK Gas Storage, L.L.C.                                           Oklahoma                July 21, 1999